December 31, 2018.

Petrolia Energy Corporation

Re: LOC $500,000 extension

Gentlemen,

This letter serves as notice of extension of the $500,000 LOC that Petrolia has in place with Jovian Petroleum.

The LOC has been extended to 12/31/19.

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Quinten Beasley
Quinten Beasley
President

710 N. Post Oak, Suite #512 - Houston, Texas, USA 77024
Telephone: (832) 209-2169 Website: www.jovianpetroleum.com